                                  EXHIBIT 5.1

                    OPINION OF FLEISCHMAN AND WALSH, L.L.P.

                          FLEISCHMAN AND WALSH, L.L.P.
                          1400 Sixteenth Street, N.W.
                                  Sixth Floor
                              Washington, DC 20036
                                 (202) 939-7900

                                                                October 21, 1999

Southern Union Company
504 Lavaca Street, Suite 800
Austin, Texas 78701

Dear Ladies and Gentlemen:

   We have acted as counsel to Southern Union Company, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3, as amended (Commission File No. 333-87617) (the "Registration Statement"), relating to the registration of $400,000,000 aggregate offering price of debt securities of the Company (the "Debt Securities"), for issuance from time to time pursuant to Rule 415 under the Securities Act. The Debt Securities may be offered in amounts, at prices and on terms to be determined by market conditions at the time of an offering, and such amounts, prices, and terms will be set forth in a prospectus supplement ("Supplement") to the prospectus included in the Registration Statement ("Prospectus") at the time of an offering. Defined terms used, but not defined herein, have the meaning given them in the Prospectus.

   The Debt Securities may be issued either as Senior Debt Securities pursuant to the Senior Debt Securities Indenture filed as Exhibit 4.1 to the Registration Statement or as Subordinated Debt Securities pursuant to the Subordinated Debt Securities Indenture that is substantially similar to the form of the Subordinated Debt Securities Indenture filed as Exhibit 4.2 to the Registration Statement.

   As counsel to the Company, we have examined: (i) the Registration Statement and exhibits thereto, the Senior Debt Securities Indenture and the Subordinated Debt Securities Indenture; (ii) the Company's Restated Certificate of Incorporation and Bylaws; (iii) pertinent resolutions adopted by the Company's Board of Directors; and (iv) such other documents and records of the Company, and such matters of law, as we have considered necessary for the purpose of rendering this opinion. In our examinations of documents submitted to us, we have assumed (i) the genuineness of all such documents as originals and the conformity to original and certified documents of all copies submitted to us as conformed or photocopied copies thereof, (ii) the genuineness of all signatures thereon, (iii) the power and authority of all signatories thereto and (iv) the due execution and delivery thereof by all parties thereto. As to the various questions of fact material to our opinion, we have relied upon representations, statements or certificates of officers and representatives of the Company, and other persons with responsibility for such matters.

   Based upon and subject to the foregoing, we are of the following opinions:

1. The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware.

2. The Senior Debt Securities Indenture and the Subordinated Debt Securities Indenture have been duly and validly authorized, executed and delivered by the Company.

3. Senior Debt Securities issued pursuant to the Registration Statement will constitute valid and binding obligations of the Company, assuming that their issuance and any applicable supplemental indenture or officer's certificate with respect thereto have been duly authorized by the Company, when (a) the Registration Statement and the applicable Supplement are effective under the Act, (b) any necessary supplemental indenture or officer's certificate with respect to the Senior Debt Securities Indenture has been duly executed and delivered by the Company and the Senior Debt Securities Trustee, (c) the terms of such Senior Debt Securities have been duly established in accordance with the Senior Debt Securities Indenture and any applicable supplemental indenture or officer's certificate with respect thereto, (d) such Senior Debt Securities have been duly executed and authenticated in accordance with the Senior Debt Securities Indenture and any applicable supplemental indenture or officer's certificate with respect thereto and (e) such Senior Debt Securities have been issued and delivered in accordance with the Registration Statement, including the Prospectus and the applicable Supplement. Subject to the foregoing, such Senior Debt Securities will be enforceable in accordance with their terms against the Company, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and (y) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

4. Subordinated Debt Securities issued pursuant to the Registration Statement will constitute valid and binding obligations of the Company, assuming that their issuance and any applicable supplemental indenture or officer's certificate with respect thereto have been duly authorized by the Company, when (a) the Registration Statement and the applicable Supplement are effective under the Act, (b) any necessary supplemental indenture or officer's certificate with respect to the Subordinated Debt Securities Indenture have been duly executed and delivered by the Company and the Subordinated Debt Securities Trustee, (c) the terms of such Subordinated Debt Securities have been duly established in accordance with the Subordinated Debt Securities Indenture and any applicable supplemental indenture or officer's certificate with respect thereto, (d) such Subordinated Debt Securities have been duly executed and authenticated in accordance with the Subordinated Debt Securities Indenture and any applicable supplemental indenture or officer's certificate with respect thereto and (e) such Subordinated Debt Securities have been issued and delivered in accordance with the Registration Statement, including the Prospectus and the applicable Supplement. Subject to the foregoing, such Subordinated Debt Securities will be enforceable in accordance with their terms against the Company, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and (y) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

   The opinions expressed herein are subject to the following assumptions, limitations, qualifications and exceptions:

      A. The opinions are limited to the laws of the District of Columbia, applicable federal securities laws and the General Corporation Law of the State of Delaware. We assume no responsibility as to the applicability of the laws of any other jurisdiction to the subject transactions or the effect of such laws thereon.

      B. We express no opinion as to the effect on the Debt Securities of laws that limit the rate of interest that legally may be contracted for, charged or collected.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading of "Legal Matters" in the Prospectus and in any Supplement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

   Please be advised that Aaron I. Fleischman, Senior Partner of Fleischman and Walsh, L.L.P., is a director of the Company, and that he, Fleischman and Walsh, L.L.P., and certain other attorneys with Fleischman and Walsh, L.L.P., have beneficial interests in shares of the Company's common stock.

   If you have any questions regarding the opinions expressed herein, please contact Stephen A. Bouchard, a partner with this firm, at (202) 939-7911.

                                          Very truly yours,

                                          Fleischman and Walsh, L.L.P.